As filed with the Securities and Exchange Commission on October 2, 2015

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Kosmos Energy Ltd.

(Exact name of registrant as specified in its charter)

Bermuda		98-0686001
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Clarendon House 2 Church Street Hamilton HM 11, Bermuda (441) 295-5950 (t)
(Address of Principal Executive Offices, Including Zip Code)

Kosmos Energy Ltd. Long Term Incentive Plan (Full title of the plan)

Jason E. Doughty General Counsel and Senior Vice President, Legal, Human Resources and Administration c/o Kosmos Energy, LLC 8176 Park Lane, Suite 500 Dallas, TX 75231 (214) 445-9600 (t)
(Name, address and telephone number, including area code, of agent for service)

With a copy to:
Jeffrey P. Crandall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000 (t)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Shares, par value $0.01, to be issued under the Kosmos Energy Ltd. Long Term Incentive Plan	15,000,000	$5.43	$81,450,000	$8,202.02
Total	15,000,000	$5.43	$81,450,000	$8,202.02

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers common shares, par value $0.01 per share (“Common Shares”) of Kosmos Energy Ltd. (the “Company” or the “Registrant”) (i) issuable pursuant to the Kosmos Energy Ltd. Long Term Incentive Plan, amended and restated as of January 23, 2015 (the “Plan”), (ii) to be issued in the future under the Plan and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that may become issuable under the Plan by reason of any share dividend, share split or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share represents the average of the high and low prices reported for a Common Share on the New York Stock Exchange on September 28, 2015.

(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 15,000,000 Common Shares that are issuable at any time or from time to time under the Plan.  Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on May 16, 2011 (Registration No. 333-174234), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 23, 2015 (Registration No. 001-35167).

(b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2014.

(c) The description of the Company’s share capital which is contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-35167), dated May 6, 2011, including any amendments or supplements thereto.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Specimen share certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1/A filed April 25, 2011 (Commission File No. 333-171700)).

4.2	Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed March 23, 2011 (Commission File No. 333-171700)).

4.3	Memorandum of Association of Kosmos Energy Ltd. (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended, dated March 31, 2011 (Commission File No. 333-171700)).

4.4	Bye-laws of Kosmos Energy Ltd. (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A, dated May 6, 2011 (Commission File No. 001-35167)).

5	Opinion of Conyers Dill & Pearman Limited (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5).

24	Power of Attorney (included in the signature pages hereof).

99	Kosmos Energy Ltd. Long Term Incentive Plan (amended and restated as of January 23, 2015) (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 2nd day of October, 2015.

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
	Name:	Jason E. Doughty
	Title:	General Counsel and Senior Vice President, Legal, Human Resources and Administration

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Andrew G. Inglis, Thomas P. Chambers and Jason E. Doughty acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission and/or the Registrar of Companies in Bermuda any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and/or the Companies Act 1981 of Bermuda together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew G. Inglis	Chairman and Chief Executive Officer (principal executive officer)	October 2, 2015
Andrew G. Inglis

/s/ Thomas P. Chambers	Senior Vice President and Chief Financial Officer (principal financial officer)	October 2, 2015
Thomas P. Chambers

/s/ Paul M. Nobel	Senior Vice President and Chief Accounting Officer (principal accounting officer)	October 2, 2015
Paul M. Nobel

/s/ Brian F. Maxted	Director	October 2, 2015
Brian F. Maxted

/s/ Sir Richard B. Dearlove	Director	October 2, 2015
Sir Richard B. Dearlove

/s/ David I. Foley	Director	October 2, 2015
David I. Foley

/s/ David B. Krieger	Director	October 2, 2015
David B. Krieger

/s/ Joseph P. Landy	Director	October 2, 2015
Joseph P. Landy

/s/ Prakash A. Melwani	Director	October 2, 2015
Prakash A. Melwani

/s/ Adebayo O. Ogunlesi	Director	October 2, 2015
Adebayo O. Ogunlesi

/s/ Chris Tong	Director	October 2, 2015
Chris Tong

/s/ Christopher A. Wright	Director	October 2, 2015
Christopher A. Wright

EXHIBIT INDEX

Exhibit Number
4.1	Specimen share certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1/A filed April 25, 2011 (Commission File No. 333-171700)).

4.2	Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed March 23, 2011 (Commission File No. 333-171700)).

4.3	Memorandum of Association of Kosmos Energy Ltd. (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended, dated March 31, 2011 (Commission File No. 333-171700)).

4.4	Bye-laws of Kosmos Energy Ltd. (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A, dated May 6, 2011 (Commission File No. 001-35167)).

5	Opinion of Conyers Dill & Pearman Limited (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5).

24	Power of Attorney (included in the signature pages hereof).

99	Kosmos Energy Ltd. Long Term Incentive Plan (amended and restated as of January 23, 2015) (filed herewith).